UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 9, 2014

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

640 Lee Road
Chesterbrook, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Distribution and Supply Agreement between Auxilium Pharmaceuticals, Inc. and Prasco, LLC

On June 9, 2014, Auxilium Pharmaceuticals, Inc. (the “Company” or “Auxilium”) provided notice (a “Commencement Notice”) to Prasco, LLC (“Prasco,” and together with Auxilium, the “Parties,” and each individually, a “Party”) authorizing Prasco to commence purchasing, distributing and selling an authorized generic version of Testim® (testosterone gel) (“Testim”) in 5 gram tubes which contain 50mg of testosterone (the “Generic Testosterone Product”) in the United States of America and its territories and possessions (the “Territory”) pursuant to a Distribution and Supply Agreement (the “Agreement”) entered into by the Parties.  Prasco commenced initial commercialization activities for the Generic Testosterone Product on June 9, 2014 and commenced shipping the Generic Testosterone Product on June 10, 2014.

The Agreement also provides general terms and conditions for the potential future distribution and supply of generic versions of other Auxilium branded products (such branded products, together with Testim, the “Branded Products,” and such generic versions, together with the Generic Testosterone Product, the “Generic Products”), should the Company (i) decide to pursue such efforts during the term of the Agreement and (ii) agree to economic terms with Prasco relating to any such potential future product.  The Company does not have any current plans to distribute generic versions of any of its Branded Products other than Testim.  A summary of certain terms of the Agreement is set forth below.

Supply of Product:

•                  Auxilium will provide Commencement Notices to Prasco authorizing Prasco to commence selling a given package configuration of a given dosage strength of a Generic Product (each, a “SKU”) under the Agreement.  Auxilium will provide individual Commencement Notices to Prasco for a particular SKU of a Generic Product.

•                  Auxilium will grant to Prasco, on the commencement date set forth in each Commencement Notice (the “Commencement Date”), a non-sublicensable, nontransferable license to distribute, promote, market and sell a particular SKU of a Generic Product in the Territory as an authorized generic version of the applicable Auxilium Branded Product.

•                  On the Commencement Date for each SKU, Prasco will provide Auxilium with an order identifying the initial quantities of such SKU of such Generic Product Auxilium is to supply.  During the term of the Agreement, Auxilium will supply Prasco with all of Prasco’s requirements for any Generic Product for marketing, distribution and sale as a Generic Product in the Territory.

Price of Product:

•                  During the term of the Agreement, Prasco will pay Auxilium a price agreed to by the parties for each Generic Product on a SKU-by-SKU basis.  Any such price will remain unchanged for an initial period of time and may thereafter be adjusted based on changes to costs and materials.

Royalty Payments:

•                  During the term of the Agreement beginning on the first Commencement Date, Prasco will pay Auxilium, for each Generic Product, the percentage of net sales of such Generic Product that Auxilium owes to any licensor of the applicable Branded Product and a percentage of certain net distributable profits per quarter for each applicable SKU of such Generic Product.

Forecasts and Purchase Orders

•                  For each calendar month following the first Commencement Date, Prasco will provide a forecast to Auxilium for each Generic Product that covers a twelve (12) month period starting with the calendar month after which Prasco provides such forecast (a “Rolling Forecast”).  At the time of each Rolling Forecast, Prasco will provide Auxilium with a binding purchase order for Generic Products to be received by Prasco during a firm period of the Rolling Forecast.

Regulatory Matters:

•                  Auxilium will have control over, and authority and responsibility for monitoring and coordinating all maintenance of, regulatory actions with respect to, and communications and filings with, the Food and Drug Administration with respect to any Generic Products and the distribution and sale of any Generic Products under the Agreement.  Prasco shall be solely responsible for communications and filings with, and submissions to, regulatory agencies specifically and solely related to Generic Product sales, prices, discounts, rebates, fees, charge-backs and other payments associated with Prasco’s distribution and sale of Generic Products under the Agreement.

•                  Prasco is solely responsible for all federal, state and local government and private purchasing, pricing or reimbursement programs with respect to any Generic Products sold by Prasco.

Term:

•                  Subject to each Party’s termination rights, the term of the Agreement will continue, on a Generic Product-by- Generic Product basis, for a period of three years after the first commercial sale of each such Generic Product.  The Agreement will automatically renew on a Generic Product-by- Generic Product basis, for an additional one-year term unless either Party elects not to renew the Agreement by providing written notice to the other Party within a specified period of time prior to the expiration of the applicable term.

•                  Auxilium may terminate the Agreement at any time, for any reason, after having given prior written notice to Prasco within a specified period of time in advance of the termination.  Auxilium may also terminate the Agreement in the event of delays in the first commercial sale of a particular SKU for any Generic Product, if there is a Prasco change in control, or in certain instances involving settlements of patent infringement lawsuits.

•                  Prasco may terminate the Agreement in the event of delays with respect to a particular SKU for any Generic Product launch and the receipt of a Commencement Notice and/or for certain significant selling price decreases.

•                  Either Party may terminate the Agreement as a result of the other Party’s material breach or bankruptcy.

The foregoing is a summary description of certain terms of the Agreement and, by its nature, is incomplete.  It is qualified in its entirety by the text of the Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2014 (“Form 10-Q”).  All readers are encouraged to read the entire text of the Agreement.  Certain terms of the Agreement have been omitted from this Current Report on Form 8-K and will be omitted from the version of the Agreement attached as an exhibit to the Company’s upcoming Form 10-Q pursuant to a Confidential Treatment Request that the Company plans to file with the Securities and Exchange Commission at the time of the filing of such Form 10-Q.

Item 7.01                                           Regulation FD Disclosure.

On June 11, 2014, the Company issued a press release announcing the Company’s entry into the Agreement with Prasco.  The full text of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1	Press Release, dated June 11, 2014, issued by Auxilium Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: June 11, 2014	By:	/s/	Andrew I. Koven
Andrew I. Koven
Chief Administrative Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated June 11, 2014, issued by Auxilium Pharmaceuticals, Inc.